Exhibit 10.2

CONSULTING AGREEMENT

            THIS CONSULTING AGREEMENT made as of this 1st day of June, 2002 (the “Agreement”), by and between Herbert Kurtz (“Kurtz”) and RMH Teleservices, Inc., a Pennsylvania corporation (“RMH”).

W I T N E S S E T H :

            WHEREAS, Kurtz currently serves as the Chairman of and a member of the audit, administrative and special committees of the Board of Directors of RMH;

            WHEREAS, Kurtz desires to resign as a director of RMH; and

            WHEREAS, in connection with Kurtz’s resignation, RMH desires to retain Kurtz as a consultant to RMH.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

            1.    Payment to Kurtz . RMH hereby agrees to pay to Kurtz an aggregate amount of $100,000, payable upon the execution of this Agreement for future services to be provided as set forth in paragraph 4 below.

            2.    Options . RMH acknowledges that Kurtz holds and owns the following options to purchase common stock of RMH, and Kurtz agrees and acknowledges that those grants remain unchanged and the exercise period will end three months following the termination of this consulting agreement:

                        Option for purchase of 10,000 shares at $11.40 per share

                        Option for purchase of 4,000 shares at $4.1875 per share

                        Option for purchase of 4,000 shares at $5.75 per share

                        Option for purchase of 4,000 shares at $2.00 per share

                        Option for purchase of 2,000 shares at $4.68 per share

                        Option for purchase of 5,000 shares at $3.6875 per share

            3.    Resignation . Kurtz hereby resigns as a director of RMH, effective immediately.

            4.    Consulting . Kurtz agrees to be available to RMH and its officers, directors and employees for consultation for a period of time through and including February 29, 2004.

            5.    Confidentiality; Noncompete . Kurtz agrees to keep confidential any information concerning RMH and its affiliates, and any of the officers, directors and employees thereof and will not use such information in any manner adverse to the business or prospects of RMH. Kurtz shall send to Wolf, Block, Schorr and Solis-Cohen any materials or documents which have been furnished to him by RMH which are not necessary for his consulting obligations as soon as practicable following the execution of this Agreement and which relate to the year immediately preceding the date of this Agreement or which Kurtz otherwise desires to have retained. Any other RMH documents shall be returned to RMH or destroyed. Wolf, Block will retain the documents at least through the time period of the completion of the terms of this Agreement. Kurtz and/or RMH shall have access to the documents in the event of any dispute between Kurtz and RMH. Kurtz further agrees that he will not engage or be financially interested, directly or indirectly, in any activity which competes with the business of RMH. The preceding shall not prohibit Kurtz from acquiring or holding any issue of stock or securities listed on a National Securities Exchange or quoted on a daily listing of over-the-counter market securities, provided that, at any one time, Kurtz and Kurtz’s immediate relatives or affiliates do not collectively own more than 4.9% of the number of shares outstanding of any such single stock or securities issuance.

            6.    Entire Agreement . This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

            7.    Equitable Relief . Without prejudice to the rights and remedies otherwise available to RMH, RMH shall be entitled to equitable relief by way of injunction or otherwise if Kurtz breaches or threatens to breach any of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

/s/ Herbert Kurtz

Herbert Kurtz

RMH TELESERVICES, INC.
By:	/s/ Andrew I. Bronstein

Name: Andrew I. Bronstein
Title: Chief Accounting Officer